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EXHIBIT 10(1)
                            TCF FINANCIAL CORPORATION
                               PERSONNEL COMMITTEE
                            INDEPENDENT SUB-COMMITTEE
                  RE: AMEND SERP PLAN TO PASS THROUGH DIVIDENDS


WHEREAS, this Sub-Committee has the authority to amend the TCF Financial Supplemental Employees Retirement Plan (the "SERP") under Section II(a) and
Article VIII of that Plan; and

WHEREAS, the Sub-Committee desires to amend the Plan to pass through to participants dividends declared and paid on TCF stock held in the Plan, in the same manner as such dividends are passed through to participants of the TCF Employees Stock Purchase Plan;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that section III(b) of the Plan, ESTABLISHING ACCOUNTS AND VALUATION OF ACCOUNTS, shall be amended to add the following after the second sentence:

Effective for all dividends declared and paid on TCF stock after January 1, 2000, such dividends shall be paid in cash (or in stock, if the dividend is in stock) directly to the Employee whose account generated the dividend and the Employee's account shall not be credited with the dividend.